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                                                                    EXHIBIT 10.4

                          SYNOVA HEALTHCARE GROUP, INC.

                           2005 EQUITY INCENTIVE PLAN

1.      Purposes

        The purposes of the Synova Healthcare Group, Inc. 2005 Equity Incentive Plan (the "Plan") are to (i) promote the long-term retention of employees of Synova Healthcare Group, Inc., a Nevada corporation ("SHI"), and its current and future subsidiaries (collectively, the "Company"), directors of SHI and other persons who are in a position to make significant contributions to the success of the Company; (ii) further reward these employees, directors and other persons for their contributions to the Company's growth and expansion; (iii) provide additional incentive to these employees, directors and other persons to continue to make similar contributions in the future; and (iv) to further align the interests of these employees, directors and other persons with those of SHI's stockholders. These purposes will be achieved by granting to such employees and other persons, in accordance with the provisions of this Plan, Options, Restricted Stock or Unrestricted Stock (as such terms are hereinafter defined) for shares of SHI's common stock, $0.001 par value per share ("Common Stock"), or supplemental grants, or combinations thereof (collectively, "Awards").

2.      Aggregate Number of Awards

        2.1. Shares Subject to the Plan and Maximum Awards. The aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall be 1,500,000 shares. Of this amount, the aggregate number of ISOs, (as defined in Section 5.1(a)), that may be granted under the Plan shall be 1,500,000 shares. Such maximum numbers of shares are subject to adjustment in accordance with Section 2.4. Subject to the first sentence of this Section 2.1, reacquired shares and unissued shares of Common Stock may be used for purposes of the Plan, at SHI's sole discretion. No fractional shares of Common Stock or Options to acquire fractional shares of Common Stock shall be delivered under the Plan.

        2.2. Forfeited Awards. Shares of Common Stock that were issuable pursuant to an Award that has terminated but with respect to which such Award had not been exercised, and shares of Common Stock that are issued pursuant to an Award but that are subsequently forfeited shall be available for future Awards under the Plan and shall not count toward the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 2.1.

        2.3. Other Items Not Included in Allocation. The maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section
2.1 shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; or (ii) Awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who have become employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving the Company.

        2.4. Adjustments. In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divestiture

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or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other event affecting the Common Stock that the Board of Directors (the "Board") of SHI deems, in its sole discretion, to be similar circumstances, the Board may make such adjustments as it may deem appropriate, in its discretion, to: (i) the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 2.1; (ii) the maximum number of shares of Common Stock that may be granted to any single individual pursuant to
Section 2.1; (iii) the number or kind of shares subject to an Award; (iv) the exercise price applicable to an Award; (v) any measure of performance that relates to an Award in order to reflect such change in the Common Stock; and/or
(vi) any other affected terms of any equity-based Award. The Board may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, as the Board may determine in its sole discretion. The Company shall consult with its counsel regarding the effect of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations or other guidance issued by the Internal Revenue Service construing such provision and may amend this Plan and any benefit granted to any person under this Plan so as to avoid the imposition of any penalty under such provisions.

3.      Participation

        3.1. Eligible Persons. All current and future employees of the Company, including officers ("Employees"), all directors of the Company (including directors who are Employees and directors who are not Employees) and all other persons (including, without limitation, consultants) who are not Employees or directors who, in the opinion of the Committee (as defined in Section 4.2), are in a position to make a significant contribution to the success of the Company, shall be eligible to receive Awards under the Plan (each, a "Participant"). No eligible Employee, director or other person shall have any right to receive an Award except as expressly provided in the Plan.

        3.2. Cancellation and Modification of Awards. In the event of a change in a Participant's duties and responsibilities, or a transfer of the Participant to a different position, the Committee may cancel or modify any Award granted to such Participant or adjust the number of shares of Common Stock subject thereto commensurate with the transfer or change in responsibility, as determined by the Committee, in its sole discretion, provided that no such action shall violate the provisions of Section 5.1(b)(4), and provided further that the Committee may not modify or cancel Awards exercisable at the time of such change in duties or responsibilities or transfer or to which the Participant was irrevocably entitled at the time of such change or transfer.

4.      Administration

        4.1. Power and Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it may deem necessary in its sole discretion, from time to time. The Committee's authority shall include, but not be limited to, the authority to: (i) determine the type of Awards to be granted under the Plan;
(ii) select Award recipients and determine the extent of their participation;
(iii) determine the

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method or formula for establishing the fair market value of the Common Stock for various purposes under the Plan, provided however, that in the case of ISO's fair market value shall be determined in accordance with Treas. Reg. Section 1.422-2(e); and (iv) establish all other terms, conditions, restrictions and limitations applicable to Awards and the shares of Common Stock issued pursuant to Awards, including, but not limited to, those relating to a Participant's retirement, death, disability, leave of absence or termination of employment.
The Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other interpretations and determinations which it deems necessary with respect to the administration of the Plan, subject to the limitations contained in Section 5.1(b)(4) with respect to all Participants and subject to the provisions of Section 162(m) of the Code with respect to "covered employees" as defined thereunder, except that the Committee may not, without the consent of the holder of an Award or unless specifically authorized by the terms of the Plan or an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder. The Committee's right to make any decision, interpretation or determination under the Plan shall be in its sole and absolute discretion.

        4.2. Administrators of the Plan. This Plan shall be administered by the Board. The Board may delegate all or any portion of its authority hereunder to one or more committees, each consisting of one or more members of the Board (herein, references in this Plan to the "Committee" shall mean the Board or any such committee that the Board may so delegate all or any portion of its authority hereunder). Once appointed, such Committees to the extent such power is so delegated shall continue to serve until otherwise directed by the Board. Any Awards granted to persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), if applicable, shall be made by a Committee of two or more members of the Board, each of whom is a Non-Employee Director (as defined or interpreted for purposes of Rule 16b-3 (including amendments and successor provisions) as promulgated by the Securities and Exchange Commission pursuant to its authority under the 1934 Act ("Rule 16b-3")) or as otherwise permitted by Rule 16b-3 and other applicable regulations, if applicable. Any Awards granted to officers who are subject to
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), if applicable, shall be made and administered by a committee of two or more members of the Board, each of whom is an Outside Director (as defined or interpreted for purposes of Section 162(m) of the Code) or as otherwise permitted by Section 162(m) of the Code and other applicable regulations.

        4.3. Administration of the Plan. For all purposes of the Plan, a majority of the members of the Committee shall constitute a quorum, and the vote of a majority of the members of the Committee (or written consent of all of the members) on a particular matter shall constitute the act of the Committee on that matter. The Committee shall have the exclusive right to construe the Plan and any Award, to settle all controversies regarding the Plan or any Award, to correct defects and omissions in the Plan and in any Award, and to take such further actions as the Committee deems necessary or advisable, in its sole discretion, to carry out the purpose and intent of the Plan. Such actions shall be final, binding and conclusive upon all parties concerned.

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        4.4.    Liability; Indemnification. No member of the Board or the
Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Board or the Committee, or for any act or omission of any other member of the Board or the Committee. The members of the Board or the Committee shall be entitled to indemnification and reimbursement to the fullest extent provided in any agreement between such member(s) and SHI, or in SHI's certificate of incorporation, bylaws and applicable law. In the performance of its functions under the Plan, the Board or the Committee shall be entitled to rely upon information and advice furnished by SHI's officers, accountants, counsel and other parties of the Board or the Committee deems necessary, and no member of Board or the Committee shall be liable for any action taken or not taken in reliance upon such advice.

        4.5. Costs; Liabilities. All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under Awards granted in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Award, or to any Participant or any transferee of shares of Common Stock from any Participant, including, but not limited to, any tax liabilities, capital losses, or other costs or losses incurred by any Participant or any such transferee.

5.      Types of Awards

        5.1.    Options.

                (a) An Option is an Award entitling the recipient upon exercise thereof to purchase Common Stock at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Code (any Option intended to qualify as an incentive stock option is hereinafter referred to as an "ISO"), and Options that are not incentive stock options (any such Option is hereinafter referred to as a "non-ISO"), may be granted under the Plan. ISOs shall be awarded only to Employees.

                (b) The exercise price of an Option shall be determined by the Committee subject to the following:

                        (1) The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a Ten Percent Stockholder) of the fair market value of the Common Stock subject to the ISO, determined as of the time the Option is granted. A Ten Percent Stockholder is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

                        (2) The exercise price of a non-ISO shall not be less than 100% of the fair market value of the Common Stock subject to the non-ISO, determined as of the time the non-ISO is granted.

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                        (3)     Notwithstanding (1) and (2) above, an Option
(whether an ISO or non-ISO) may be granted with an exercise price determined according to the provisions of Section 424(a) of the Code, if the grant of such Option is pursuant to a transaction described in Section 424(a) of the Code.

                (c) The period during which an Option may be exercised shall be determined by the Committee, except that the period during which an Option may be exercised shall not exceed ten years (five years, in the case of an ISO granted to a Ten Percent Stockholder) from the day immediately preceding the date the Option was granted.

                (d) An Option shall become exercisable at such time or times, and on such terms and conditions, as the Committee may determine, provided that no Option may be exercisable prior to a Change of Control (as defined in Section 6.3(a)). Notwithstanding the preceding sentence, the Committee may at any time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documents required by the Committee (including any voting trust agreements and/or stock restriction agreements that may be required) and (ii) payment in full in accordance with Section 5.1(e) below for the number of shares for which the Option is exercised.

                (e) Stock purchased on exercise of an Option must be paid for as follows: (i) in cash or by check (acceptable to SHI in accordance with guidelines established for this purpose), bank draft or money order payable to the order of SHI or (ii) if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Committee at or after grant of the Option), (A) through the delivery of shares of Common Stock which have been outstanding for at least six months (unless the Committee expressly approves a shorter period) and which have a fair market value on the date of exercise at least equal to the exercise price, or (B) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to SHI sufficient funds to pay the exercise price (including in connection with a so-called "cashless exercise" effected by such broker), or (C) by any combination of the permissible forms of payment.

                (f) In the event a Participant tenders shares of Common Stock to pay the exercise price of an Option and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld or sold to pay the applicable withholding taxes, in no case may the Committee grant "reload" or "restoration" options entitling the Participant to purchase shares of Common Stock equal to the sum of the number of such shares tendered to pay the exercise price and the number of shares used to pay the withholding taxes.

                (g) Any Employee who disposes of shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such shares to the Employee shall notify the Company of such disposition and of the amount realized upon such disposition.

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        5.2.    Stock Awards

                (a) Form of Awards. The Committee may grant Awards ("Stock Awards") of Unrestricted Stock and Restricted Stock, subject to such terms, conditions, restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its discretion, from time to time. The Committee may consider the impact of the conditions, restrictions or limitations applicable to a Stock Award, as well as the possibility of forfeiture or cancellation, in determining the fair market value for purposes of determining the number of shares of Common Stock allocable to a Stock Award. Without limiting the generality of the foregoing, the Committee may issue Stock Awards to Participants in connection with management or employee stock purchase programs.

                (b) Unrestricted Stock. Shares of Common Stock may be used as payment for compensation which otherwise would have been delivered in cash (including any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), and unless otherwise determined by the Committee, no minimum vesting period shall apply to such shares. Any shares of Common Stock used for such payment shall be valued at the fair market value of such shares at the time of payment and shall be subject to such terms, conditions, restrictions and limitations as shall be determined by the Committee at the time of payment.

                (c) Restricted Stock. A Restricted Stock Award entitles the recipient to acquire shares of Common Stock subject to the restrictions described in Section 5.2(c)(3) ("Restricted Stock") for no consideration, nominal consideration or any higher price (the "Restricted Stock Price"), all as determined by the Committee.

                        (1) A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant accepts the Award by written instrument delivered or mailed to SHI accompanied by accompanied by (i) any documents required by the Committee and (ii) payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Committee.

                        (2) A Participant who receives Restricted Stock shall have all the rights of a stockholder (provided the conditions in Section
7.3 have been satisfied) with respect to such stock, including dividend rights, subject to the restrictions described in 5.2(c)(3) and any other conditions imposed by the Committee at the time of grant. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of all restrictions under the Plan.

                        (3) Except as otherwise specifically provided by the Plan or the Award, Restricted Stock may not be sold, assigned, exchanged, pledged, gifted or otherwise disposed of, or transferred, and if a Participant suffers a Status Change (as defined in Section 6.1) for any reason, his or her Restricted Stock must be offered to SHI for purchase at the Restricted Stock Price, and SHI and such other persons shall have an irrevocable, exclusive 90-day option to acquire such Restricted Stock, for the amount of cash paid for such Restricted Stock, or such

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Restricted Stock shall be forfeited to SHI if no cash was paid by the
Participant. These restrictions shall lapse at such time or times, and on such terms and conditions, as the Committee may determine. The Committee may at any time accelerate the time at which the restrictions on all or any part of the shares shall lapse.

                        (4) Any Participant making, or required by an Award to make, an election under Section 83(b) of the Code with respect to Restricted Stock shall deliver to SHI, within ten days of the filing of such election with the Internal Revenue Service, a copy of such election.

                        (5) The Committee may, at the time any Award described in this Section 5 is granted, provide that any or all the Common Stock delivered pursuant to the Award shall be Restricted Stock.

        5.3. Performance Awards. A Performance Award entitles the recipient to receive, without payment, an Award or Awards described in this Section 5 (such form to be determined by the Committee) following the attainment of such performance goals, during such measurement period or periods, and on such other terms and conditions, all as the Committee may determine. Performance goals may be related to personal performance, corporate performance, group or departmental performance or any such other category of performance as the Committee may determine. The Committee shall have the authority to determine the performance goals, the period or period during which performance is to be measured and all other terms and conditions applicable to the Award.

        5.4.    Section 162(m) Limitations.

                (a) If the Committee determines at the time an Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a "covered employee," then the Committee may provide that this Section 5.4 is applicable to such Award under such terms as the Committee shall determine.

                (b) If an Award is subject to this Section 5.4, then any grant shall be subject to the achievement of specified levels of one or more of the following performance goals, unless and until the Company's stockholders approve a change to such performance goals: operating income, net earnings, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), net income, earnings per share, total stockholder return, cash flow, return on assets, decrease in expenses, Common Stock price, price-earnings multiple, comparisons to market indices, sales growth, market share, the achievement of certain quantitatively and objectively determinable non-financial performance measures including, but not limited to, operational measures, growth strategies, strategic initiatives, corporate development and leadership development, and any combination of the foregoing. The performance goals shall be determined and approved by the Committee within the first 90 days of each fiscal year. Awards subject to this Section 5.4 may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward. Prior to the payment of

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any Award subject to this Section 5.4, the Committee shall certify in writing that the applicable performance goal was satisfied.

                (c) The Committee shall have the discretion to impose such other restrictions on Awards subject to this Section 5.4 as it may deem necessary or appropriate to ensure that such Awards qualify as performance-based compensation for purposes of Section 162(m) of the Code. In the event that applicable tax/and or securities laws change to permit the Committee the discretion to alter the governing performance goals without obtaining stockholder approval, the Committee shall have the sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards, or modify existing Awards, that shall not qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee may make such grants and modifications without satisfying the requirements of Section 162(m) of the Code.

6.      Events Affecting Outstanding Awards

        6.1. Termination of Service by Death or Permanent Disability. If a Participant who is an Employee or director ceases to be an Employee or director, or if there is a termination of the consulting, service or other relationship in respect of which a non-Employee Participant was granted an Award under the Plan (such termination of employment or other relationship referred to as a "Status Change"), in any case by reason of death or Permanent Disability (as defined below), the following rules shall apply, unless otherwise determined by the
Committee:

                (a) All Options held by the Participant at the time of such Status Change, solely to the extent then exercisable, will continue to be exercisable by the Participant or his or her heirs, executor, administrator or other legal representative for a period of one year after the Participant's Status Change by reason of death or Permanent Disability. After the expiration of such one-year period, all such Options shall terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6.1.

                (b) All Restricted Stock held by the Participant at the time of such Status Change shall be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant) in accordance with Section 5.2(c)(3) above.

                (c) The Participant shall automatically be entitled to any payment or benefit under all Performance Awards or Supplemental Grants, held by the Participant at the time of such Status Change.

                (d) "Disability" or "Permanent Disability" shall mean disability as defined in Section 22(e)(3) of the Code or as otherwise determined by the Committee.

        6.2. Termination of Service Other Than by Death or Permanent Disability. Subject to the provisions of Section 6.4, if a Participant suffers a Status Change other than by reason of

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death or permanent disability (as determined by the Committee), the following rules shall apply, unless otherwise determined by the Committee:

                (a) All Options held by the Participant at the time of such Status Change, to the extent then exercisable, shall continue to be exercisable by the Participant for a period of 90-days after the Participant's Status Change, unless the Status Change results from "Cause" as defined in Section 6.2(e), in which case the Options will terminate immediately upon the Status Change. After the expiration of such 90-day period, all such Options shall terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section
6.2. All Options held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.

                (b) All Restricted Stock held by the Participant at the time of such Status Change shall be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant) in accordance with Section 5.2(c)(3) above.

                (c) Any payment or benefit under a Performance Award, or Supplemental Grant, to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the date of such Status Change.

                (d) For all purposes of this Section 6.2 and Section 6.3, the employment with the Company of a Participant who is an Employee shall not be deemed to have been terminated if the Participant is transferred from SHI to a subsidiary of SHI, or vice versa, or from one subsidiary of SHI to another and, in the sole discretion of the Committee, a Status Change shall not be deemed to have occurred if, on the date that a Participant's employment, directorship, consulting, service or other relationship with the Company terminates, such Participant has an employment, directorship, consulting, service or other relationship with the Company that would otherwise permit such Participant to receive an Award under this Plan.

                (e) A termination by the Company of a Participant's employment, directorship, consulting, service or other relationship with the Company shall be for "Cause" if the Committee determines that the Participant:
(i) was guilty of fraud, gross negligence or willful misconduct in the performance of his or her duties for the Company, (ii) willfully and continually failed to perform substantially the Participant's duties with the Company (other than any such failure resulting from incapacity due to Permanent Disability) after delivery of written demand for substantial performance to the Participant by the Board or the Chief Executive Officer that specifically identified the manner in which the Board or the Chief Executive Officer believed the Participant did not substantially perform his or her duties, (iii) breached or violated, in a material respect, any agreement between the Participant and the Company or any of the Company's codes of conduct or corporate policies, including policy statements regarding conflicts-of-interest, insider trading or confidentiality, and non-competition/non-solicitation covenants contained in any agreement executed by the Participant, (iv) committed a material act of dishonesty or breach of trust, (v) acted in a manner that was inimical or injurious, in a material respect, to the business or interests of the Company, or (vi) was convicted of, or plead guilty or nolo contendere to, a

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felony or any other crime involving moral turpitude which subjects, or if generally known, would subject, the Company to public ridicule or embarrassment.

        6.3.    Change in Control

                (a) The Committee may, in its sole discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change in Control: (i) require the purchase and sale of any Awards for an amount of cash equal to the amount which a Participant could have obtained upon the exercise or realization of such rights had such Awards been currently exercisable; (ii) make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; (iii) cause the Awards then outstanding to be assumed, or their rights substituted therefore, by the surviving or acquiring corporation in such Change in Control; (iv) cause any Award to become exercisable in whole or in part upon the occurrence of such Change in Control; (v) cause any conditions to any Award, including those related to the passage of time and continued employment, to terminate upon the occurrence of such Change in Control; and/or (vi) cause any Award to become free of any restrictions upon the occurrence of such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem in the best interests of the Company.

                (b) A "Change in Control" means: (i) the sale, exchange, liquidation or other disposition of all or more than 50% of SHI's business or assets; unless in any such case, the Committee determines, prior to the occurrence of such Change in Control, that no Change in Control has or will have occurred; or (ii) the occurrence of a reorganization, merger, consolidation or other corporate transaction involving SHI, in each case, with respect to which SHI's stockholders immediately prior to such transaction do not, immediately after such transaction, own more than 50% of the combined voting securities having the right to vote for the election of directors of SHI or other corporation resulting from such transaction; or (iii) the approval by SHI's stockholders of a complete liquidation or dissolution of SHI; or (iv) any similar transaction, circumstance or event which the Committee determines to constitute a Change in Control.

                (c) Any good faith determination by the Committee as to whether a Change in Control within the meaning of this Section 6.3 has occurred shall be conclusive and binding on SHI and the Participants.

        6.4. Special Forfeiture Provisions Following a Termination of Employment. Notwithstanding the provisions of Section 6.2, in any instance where the rights of a Participant with respect to an Award extend beyond a Status Change other than by reason of death, all of such rights shall terminate and be forfeited, if, in the determination of the Committee, the Participant, at any time prior or subsequent to such Status Change breaches or violates, in a material way, the terms of any agreement with the Company, including any employment agreement, termination agreement, confidentiality agreement, non-solicitation agreement or non-competition agreement.

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7.      Grant and Acceptance of Awards

        7.1. Evidence of Approval. The Committee's approval of a grant of an Award under the Plan, including the names of Participants and the size of the Award, including the number of shares of Common Stock subject to the Award, and the exercise or other price applicable thereto, shall be reflected in minutes of meetings held by the Committee or in written consents signed by members of the Committee. Once approved by the Committee, each Award shall be evidenced by such written instrument, containing such terms as are required by the Plan and such other terms, consistent with the provisions of the Plan, as may be approved from time to time by the Committee.

        7.2. Award Agreements. Each instrument may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which shall evidence agreement to the terms thereof. The grant of an Award shall not impose any obligation on the Participant to accept the Award.

        7.3. Conditions. Except as specifically provided by the Plan or the instrument evidencing an Award, a Participant shall not become a stockholder of SHI until (i) the Participant makes any required payments in respect of the Common Stock issued or issuable pursuant to the Award, (ii) the Participant furnishes SHI with any required agreements, (including any voting trust agreements and/or stock restriction agreements that may be required), certificates, letters or other instruments, and (iii) the Participant actually receives the shares of Common Stock. Subject to any terms and conditions imposed by the Plan or the instrument evidencing an Award, upon the occurrence of all of the conditions set forth in the immediately preceding sentence, a Participant shall have all rights of a stockholder with respect to shares of Common Stock, including, but not limited to, the right to receive dividends and other distributions paid with respect to such shares but not including the right to vote.

        7.4. Payments and Deferrals. Payment of Awards may be in the form of cash, shares of Common Stock, other Awards, or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose. The Committee may postpone the exercise of Options, and may require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its sole discretion, from time to time. It also may provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents. In addition, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code) would disallow a tax deduction by the Company for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine in its discretion.

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

        7.5. Removal of Restrictions. Notwithstanding any other provision of the Plan, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares of Common Stock previously delivered under the Plan (i) until all conditions to the Award have been satisfied or removed, (ii) until, in the opinion of counsel to the Company, all applicable Federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of issuance,
(iv) if it might cause the Company to issue or sell more shares of Common Stock than the Company is then legally entitled to issue or sell, and (v) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of an Award, such representations or agreements as counsel to the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer. If an Award is exercised by the Participant's legal representative, the Company shall be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

8.      Tax Withholding

        The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state and local withholding tax requirements (the "withholding requirements"). In the case of an Award pursuant to which Common Stock may be delivered, the Committee shall have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Committee may permit a Participant or such other person or entity to elect at such time and in such manner as the Committee may determine to have the Company hold back from the shares of Common Stock to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirement.

9.      Dividends and Dividend Equivalents

        The Committee may provide that Stock Awards shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish from time to time, including reinvestment in additional shares of Common Stock or common share equivalents. Unless the Committee determines otherwise, any Employee subject to the reporting requirements of Section 16(a) of the 1934 Act may not participate in any dividend reinvestment program established under the Plan. The Committee shall determine the Participant's rights under the Plan with respect to extraordinary dividends or distributions on the shares of Common Stock.

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

10.     Unfunded Plan

        Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not create any fiduciary relationship between the Company on behalf of any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant any right, title, or interest in any assets of the Company.

11.     Rights as Stockholder

        A Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares in accordance with
Section 7.3. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9.

12.     Effective Date and Term of Plan

        The effective date of this Plan (the "Effective Date") is April 26, 2005. No Award shall be granted more than ten years after the Effective Date.

13.     Effect, Amendment, Suspension and Termination

        Unless otherwise determined by the Committee, Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits under any Company benefit plan or severance program. No Employee, director or other person shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees, directors or other persons under the Plan and the terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated). The Committee reserves the right, at any time and from time to time, to amend the Plan in any way, or to suspend or terminate the Plan, effective as of the date specified by the Committee when it takes such action, which date may be before or after the date the Committee takes such action; provided that any such action shall not affect any Awards granted before the actual date on which such action is taken by the Committee; and further provided that the approval of SHI's stockholders shall be required whenever necessary for the Plan to continue to satisfy the conditions of Rule 16b-3 under the 1934 Act, Section 422 of the Code with respect to the award of ISOs (unless the Committee determines that ISOs shall no longer be granted under the Plan), any bylaw, rule or regulation of the market system or stock exchange on which SHI's Common Stock is then listed or admitted to trading, or any other applicable law, rule or regulation. Unless terminated earlier by the Committee, this Plan shall terminate on such date as all Awards under the Plan have been exercised or shall have terminated.

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

14.     Other Provisions

        14.1. Future Rights. Nothing contained in the Plan or any Award shall confer upon any Employee or other Participant the right to continue in the employ of, or to continue to provide service to, the Company or any affiliated person, or interfere in any way with the right of the Company or any affiliated person to terminate the employment or service of any Employee or other Participant for any reason.

        14.2. Grant Date. Corporate action constituting an offer by SHI of Common Stock to any Participant under the terms of an Award shall be deemed completed as of the date of grant of the Award, regardless of when the instrument, certificate, or letter evidencing the Award is actually received or accepted by the Participant.

        14.3. Transferability. None of a Participant's rights under any Award or under the Plan may be assigned or transferred in any manner other than by will or under the laws of descent and distribution. The foregoing shall not, however, restrict a Participant's rights with respect to Unrestricted Stock or the outright transfer of cash, nor shall it restrict the ability of a Participant's heirs, estate, beneficiaries, or personal or legal representatives to enforce the terms of the Plan with respect to Awards granted to the Participant.

        14.4. Governing Law. The Plan, and all Awards granted hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

        14.5. Interpretation. The headings of the Sections of the Plan are for convenience of reference only and shall not affect the interpretation of the Plan. All pronouns and similar references in the Plan shall be construed to be of such number and gender as the context requires or permits. When used in this Plan, the words "including" and "include" shall be deemed followed by the words "without limitation." Except as otherwise indicated, the term "person" as used in the Plan shall include individuals, corporations, partnerships, trusts, estates, limited liability companies and partnerships and any other type of entity.

        14.6. Severability. If any provision of the Plan is determined to be unenforceable for any reason, then that provision shall be deemed to have been deleted or modified to the extent necessary to make it enforceable, and the remaining provisions of the Plan shall be unaffected.

        14.7. Notices. All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by certified mail or reputable overnight delivery service, expenses prepaid. Notices to the Company or the Committee shall be delivered or sent to SHI's headquarters to the attention of its Chief Executive Officer. Notices to any Participant or holder of shares of Common Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person's address as it appears in the records of the Company or its transfer agent.

        14.8. Fair Market Value. For the purposes of the Plan and any Award granted hereunder, unless otherwise determined by the Committee, the term "fair market value" of Common Stock on a specified date shall mean the average closing sale price for one share of Common Stock during the ten (10) trading days before the specified date, as reported on the

Nasdaq National Market System, or on such other market system or stock exchange on which SHI's Common Stock is then listed or admitted to trading, or, if the foregoing does not apply, the fair market value determined by the Committee in its sole discretion. Notwithstanding any other provision of this Agreement, in the case of ISO's, as defined in Section 5.1(a) of the Plan, fair market value shall be determined in accordance with Treas. Reg. Section 1.422-2(e).

        14.9. Reduction of Payments. Unless otherwise agreed upon in writing by the Company and a Participant, in the event that any payment, benefit or transfer under the Plan to or for the benefit of a Participant pursuant to a Change in Control from the Company or otherwise (a "Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) but for this Section 14.9, be subject to the excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), then such Payment shall be reduced to the Reduced Amount. The "Reduced Amount" shall be the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Participant elects in writing a different order (provided, however, that such election shall be subject to the Company's approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of Awards; and reduction of employee benefits. In the event that the acceleration of vesting of Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant's Awards unless the Participant elects in writing a different order for cancellation.

        14.10. Successors and Assigns. The Plan and any applicable Award Agreement entered into under the Plan shall be binding on all successors and assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

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